Loan No. 7837398500

EXHIBIT A

LEGAL DESCRIPTION ATTACHMENT

IROQUOIS COUNTY

Parcel 1:

The East Half of the Southeast Quarter of Section 4, Township 27 North, Range 14 West of the Second Principal Meridian, situated in the Town of Danforth, in the County of Iroquois, in the State of Illinois.

Parcel 2:

The West Half of the Northeast Quarter of Section 9, Township 27 North, Range 14 West of the Second Principal Meridian, in the County of Iroquois, in the State of Illinois.

Parcel 3:

The East Half of the Southeast Quarter of Section 8, Township 27 North, Range 14 West of the Second Principal Meridian, Iroquois County, Illinois.

Parcel 4:

The North 596.04 feet of the Southeast Quarter of Section 25, Township 25 North, Range 14 West of the Second Principal Meridian, in Iroquois County, Illinois.

Parcel 5:

The East Half of the Northeast Quarter of Section 36, Township 25 North, Range 14 West of the Second Principal Meridian, Iroquois County, Illinois.

Parcel 6:

The East 642.76 feet (as measured along the North line thereof), of the Northwest Quarter of Section 3, Township 27 North, Range 14 West of the Second Principal Meridian, Iroquois County, Illinois.

Parcel Id Nos.: 17-04-400-001; 17-09-200-001; 17-08-400-004; 31-25-400-005;

31-36-200-002; 17-03-100-005;

SHELBY COUNTY

Parcel 7:

The South Half of the Northeast Quarter of Section 1, Township 12 North, Range 2 East of the Third Principal

Meridian, Shelby County, Illinois.

Parcel 8:

Part of the Southeast Quarter of Section 1, Township 12 North, Range 2 East of the Third Principal Meridian, Shelby County, Illinois, being more particularly described as: Beginning at the Northeast corner of the Southeast Quarter of said Section 1; thence South 00 degrees 35 minutes 18 seconds East (assumed bearings) 1352.68 feet on the East line of the Southeast Quarter of said Section 1; thence North 88 degrees 05 minutes 19 seconds West, 1970.09 feet; thence North 00 degrees 28 minutes 29 seconds West, 260.00 feet; thence North 87 degrees 56 minutes 01 seconds West, 675.00 feet to the West line of the Southeast Quarter of said Section 1; thence North 00 degrees 28 minutes 29 seconds West, 1101.21 feet on said West line; thence South 87 degrees 51 minutes 43 seconds East, 2642.77 feet on the North line of the Southeast Quarter of said Section 1 to the point of beginning, Shelby County, Illinois.

Parcel 9:

The South Half of the Southwest Quarter of Section 1, Township 12 North, Range 2 East of the Third Principal Meridian, Shelby County, Illinois.

Parcel Id Nos. 1906-01-00-300-002; 1906-01-00-400-003;